Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

AEA-Bridges Impact Corp.

LW EV Holdings, Inc.

(Exact Name of Registrants as Specified in their Respective Charters)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(8)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Domesticated ABIC Common Stock(1)	—	50,000,000	—		—	—	—
	Equity	Domesticated ABIC Common Stock issuable upon exercise of warrants(2)	—	30,500,000	—		—	—	—
	Equity	Domesticated ABIC Warrants(3)	—	30,500,000	—		—	—	—
	Equity	Shares of HoldCo Common Stock(4)	457(f)(1)	50,000,000	$9.875	(9)	$493,750,000	0.0000927	$45,770.63
	Equity	Shares of HoldCo Common Stock(5)	457(f)(2)	173,500,000	$—		$24,792,000(10)	0.0000927	$2,298.22
	Equity	Shares of HoldCo Common Stock(6)	457(g)(1)	30,500,000	$11.50	(11)	$350,750,000	0.0000927	$32,514.53
	Equity	HoldCo Warrants(7)	457(g)	30,500,000	—		—	—	—	(12)
	Total Offering Amounts						$869,292,000		$80,583.37
	Registration Fee Due								$80,584

(1)

The number of shares of common stock, par value $0.0001 per share (“Domesticated ABIC Common Stock”), of AEA-Bridges Impact Corp., a Delaware corporation (“Domesticated ABIC”), immediately following the Domestication (as defined in the proxy statement/prospectus) represents (i) 40,000,000 Class A Ordinary Shares (as defined in the proxy statement/prospectus) of AEA-Bridges Impact Corp., a Cayman Islands exempted company (“ABIC”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-248785) and offered by ABIC in its initial public offering (the “Public Shares”) and (ii) 10,000,000 Class B Ordinary Shares (as defined in the proxy statement/prospectus) held by the ABIC Initial Shareholders. The Class A Ordinary Shares and Class B Ordinary Shares of ABIC will automatically be converted by operation of law into shares of Domesticated ABIC Common Stock as a result of the Domestication.

(2)

Represents shares of Domesticated ABIC Common Stock to be issued upon the exercise of (i) 20,000,000 public warrants (as defined in the proxy statement/prospectus) and (ii) 10,500,000 Private Placement Warrants (as defined in the proxy statement/prospectus). The warrants will convert into warrants to acquire shares of Domesticated ABIC Common Stock at a per share exercise price of $11.50 as a result of the Domestication.

(3)	Represents warrants to acquire shares of Domesticated ABIC Common Stock (“Domesticated ABIC Warrants”) with a per share exercise price of $11.50 after the Domestication.
(4)

Represents the number of shares of common stock of LW EV Holdings, Inc. (“HoldCo”), par value $0.0001 per share (the “HoldCo Common Stock”), to be issued upon completion of the business combination described in the proxy statement/prospectus (the “Business Combination”) in exchange for shares of Domesticated ABIC Common Stock, (a) up to a maximum (subject to any redemptions) of 40,000,000, the number of Public Shares issued by ABIC in its initial public offering which represent shares of Domesticated ABIC Common Stock following the Domestication and (b) 10,000,000, the number of Class B Ordinary Shares issued by ABIC to the ABIC Initial Shareholders which represents shares of Domesticated ABIC Common Stock following the Domestication.

(5)

Represents (a) 161,000,000 shares of HoldCo Common Stock issued to ElectricSoul, LLC, a Delaware limited liability company (“Company Equityholder”), in respect of its equity interests in LiveWire EV, LLC, a Delaware limited liability company (“LiveWire”) and (b) 12,500,000 shares of HoldCo Common Stock that may be issued as contingent consideration in the Business Combination pursuant to the Business Combination Agreement.

(6)

Represents 20,000,000 shares of HoldCo Common Stock and 10,500,000 shares of HoldCo Common Stock, respectively, issuable upon exercise by holders of Domesticated ABIC Warrants following the Domestication.

(7)	Represents HoldCo Warrants issuable in exchange for Domesticated ABIC Warrants outstanding immediately prior to the closing of the Business Combination with a per share exercise price of $11.50.
(8)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(9)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Ordinary Shares of ABIC on the New York Stock Exchange (“NYSE”) on February 2, 2022 ($9.875 per Class A Ordinary Share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(10)

Pursuant to Rule 457(f)(2) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate book value of LiveWire shares as of February 1, 2022.

(11)

Pursuant to Rule 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the shares underlying the warrants is calculated based on an exercise price of $11.50 per share.

(12)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.